Exhibit 99.1

HERSHA HOSPITALITY TRUST
510 Walnut Street, 9th Floor Philadelphia, PA 19016 Phone: 215-238-1046 Fax: 215-238-0157 www.hersha.com

For Immediate Release
Contact:	Ashish Parikh, CFO
Ph: (215) 238-1046

HERSHA HOSPITALITY ANNOUNCES
FIRST QUARTER 2009 EARNINGS

Philadelphia, PA., May 6, 2009 -- Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced earnings for the first quarter ended March 31,2009.  Summary financial results for the quarter are as follows:

-  Consolidated Hotel RevPAR decreased 19.9% -
-  Same Store Consolidated Hotel RevPAR decreased 20.0% -
-  Adjusted Funds from Operations (“AFFO”) was $1.2 million -
-  Adjusted EBITDA from Operations was $14.7 million -
-  Modifies Outlook for 2009 -

Financial Results

For the first quarter ending March 31, 2009, AFFO was $1.2 million, compared to $7.2 million in the first quarter of 2008.  AFFO per diluted common share and unit was $0.02 compared to $0.15 for the same quarter of 2008.

Net loss applicable to common shareholders was ($9.8) million, or ($0.21) per common share, compared to ($4.1) million, or ($0.10) per common share for the first quarter of 2008. A reconciliation of AFFO and Adjusted EBITDA to net income applicable to common shares, the most directly applicable U.S. GAAP measure, is included at the end of this release.
“The unprecedented economic turmoil combined with extremely difficult year over year comparisons resulted in a challenging quarter for the Company,” stated Mr. Jay H. Shah, Hersha Hospitality’s Chief Executive Officer. “While our first quarter results are not reflective of what we expect for the remainder of the year, this normal seasonality combined with revenue declines due to economic conditions, eroded operating margins for the quarter.  Due to the normal seasonality of our business, the first quarter historically accounts for less than 15% of the Company’s annual revenues.  We anticipate improvement in hotel operating margins as we move into the stronger seasonal quarters for the northeast and we recognize the benefits of our expense control measures for the remainder of the year. To that end, we are pleased that our latest cost containment programs implemented late in the first quarter, combined with higher revenues as the quarter progressed due to seasonality, resulted in a meaningful margin improvement of more than 200 basis points in March as compared to January and February.”

Jay H. Shah concluded, “In the current market, we are focused on gaining share, aggressively managing property-level expenses and driving margins. Although, we anticipate that operating fundamentals will remain difficult and we continue to operate with limited visibility, we are pleased that we are starting to see the demand trends in our markets stabilizing.  In April, we achieved over 90% occupancy in New York and over 80% in Boston and Washington.  Our resilient portfolio and a balance sheet that has manageable debt maturities through 2012, positions us well to deliver profitable growth over the long-term.”

Operating Results

Total consolidated hotel operating revenues were $45.1 million for the quarter ended March 31, 2009, compared to $51.9 million in 2008. This decrease was primarily driven by the impact of the challenging economic environment, along with difficult comparisons to the first quarter of 2008. The first quarter of 2008 was one of the strongest in the Company’s history with total consolidated hotel operating revenues up 15.9% from the first quarter of 2007.

Revenue per available room (“RevPAR”) for the Company's consolidated hotels (61 hotels) was $68.47 for the quarter ended March 31, 2009 compared to $85.46 in the prior year period.  The decline was a result of an average daily rate (“ADR”) decrease of 8.5% to $119.00 and an 8.1% decline in occupancy to 57.54%.
On a regional basis, during the first quarter of 2009, the Company’s New York properties (which historically have accounted for approximately 35% of the Company’s EBITDA) underperformed the rest of the portfolio. The decline was primarily due to the difficult economic environment in that region and challenging year over year comparisons which ease as the year progresses. Same- store RevPAR for the Company's New York City hotels declined 31.4% from the prior year first quarter, driven by an ADR decrease of 22.6% and a 9.8% decline in occupancy.  This decrease compares to a record first quarter RevPAR growth of 19.4% in 2008.

Hotel earnings before interest, taxes, depreciation, and amortization (“Hotel EBITDA”) for Hersha's consolidated hotels was $11.1 million for the quarter ended March 31, 2009 compared to $16.2 million for the same period in 2008. Hotel EBITDA margin was 24.5% for the quarter ended March 31, 2009 compared to 31.2% for the quarter ended March 31, 2008.  The margin deterioration was primarily related to the decline in revenues in the quarter and the resulting loss of operating leverage.

The seasonal nature of the Company’s revenues limited its ability to control operating margins in the first quarter.  During the first quarter, the Company implemented staffing, sales and marketing, and purchasing changes to achieve a higher level of operating efficiencies from its hotel operations. The Company anticipates these changes will start to contribute to operating margin improvement starting in the second quarter of 2009. The Company’s operating margins are forecasted to improve as the year progresses from the benefit from these cost savings, along with anticipated stronger revenues in the second through fourth quarters due to the seasonality of revenues in the Company’s core Northeast markets.

On a same-store basis for Hersha's consolidated hotels (55 hotels), RevPAR was $68.02 for the quarter ended March 31, 2009 compared to $85.01 in the prior year period.  The decline was a result of an ADR decrease of 8.9% to $117.76 and an 8.0% decline in occupancy.

Same-store consolidated Hotel EBITDA for the quarter ended March 31, 2009 was $10.2 million compared to $16.2 million for the quarter ended March 31, 2008. The Company's same-store Hotel EBITDA margin was 25.0% in the first quarter of 2009 compared to 31.5% in the first quarter of 2008.

Balance Sheet

At March 31, 2009, Hersha Hospitality Trust had approximately $759.5 million of total consolidated debt outstanding, which included approximately $51.5 million of trust preferred securities and $105.3 million outstanding on the Company's line of credit. Fixed rate debt, including variable rate debt fixed by an interest rate swap, amounted to approximately 79.1% of total consolidated debt. For the first quarter of 2009, the weighted average interest rate on all of the Company's fixed and floating rate debt was approximately 6.1% and 3.45%, respectively. The weighted average life to maturity of the Company's debt, excluding the line of credit, was approximately 7.7 years. Total common shares and units of limited partnership interest of Hersha Hospitality Limited Partnership outstanding at March 31, 2009 were approximately 48.3 million and 8.8 million, respectively.

Financial Outlook for 2009

The Company is adjusting its financial guidance for full-year 2009. The outlook assumes that operating conditions remain challenging for the remainder of the year but also assumes that the overall economy performs better in the second half of the year.

Based on those expectations, the Company is providing the following set of assumptions for the portfolio in 2009:

•
RevPAR is forecasted to decline by 14.0% to 20.0%, compared to the prior expected decline of 12.0% to 15.0%.  In terms of quarterly progression, the Company expects that the first half of 2009 will experience RevPAR declines in the mid to high teen range, and moderate in the third and fourth quarters.

•	Operating margin deterioration of 200 basis points to 400 basis points.

•	2009 results will reflect full year operational results for the six assets purchased in 2008 and the stabilization of assets opened and purchased in 2007.

Dividend

For the second quarter of 2009, Hersha Hospitality Trust declared dividends of $0.05 per common share and limited partnership unit. The Board of Trustees also declared a second quarter cash dividend of $0.50 per Series A Preferred Share.

First Quarter 2009 Earnings Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Thursday, May 7, 2009.

Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.
The live conference call can be accessed by dialing (877) 857-6163 or (719) 325-4819 for international participants.  A replay of the call will be available from 12:00 Noon Eastern time on May 7, 2009, through midnight Eastern Time on May 21, 2009. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international participants.  The passcode for the call and the replay is 6761645.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 77 hotels, totaling 9,707 rooms, primarily along the Northeast Corridor from Boston to Washington D.C. The Company also owns hotels in Northern California and Scottsdale, Arizona. Hersha focuses on high quality upscale hotels in high barrier to entry markets. More information on the Company and its portfolio of hotels is available on Hersha's Web site at http://www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities Exchange Commission.

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)

	March 31, 2009	December 31, 2008
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$973,208	$982,082
Investment in Joint Ventures	45,307	46,283
Development Loans Receivable	83,500	81,500
Cash and Cash Equivalents	14,770	15,697
Escrow Deposits	13,278	12,404
Hotel Accounts Receivable, net of allowance for doubtful accounts of $66 and $120	6,963	6,870
Deferred Costs, net of Accumulated Amortization of $4,143 and $3,606	8,629	9,157
Due from Related Parties	4,262	3,595
Intangible Assets, net of Accumulated Amortization of $656 and $595	7,251	7,300
Other Assets	14,468	13,517

Total Assets	$1,171,636	$1,178,405

Liabilities and Equity:
Line of Credit	$105,321	$88,421
Mortgages and Notes Payable, net of unamortized discount of $59 and $61	654,151	655,360
Accounts Payable, Accrued Expenses and Other Liabilities	16,525	17,745
Dividends and Distributions Payable	11,240	11,240
Due to Related Parties	694	302

Total Liabilities	787,931	773,068

Redeemable Noncontrolling Interests - Common Units	$17,592	$18,739

Equity:
Shareholder's Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 2,400,000 Shares Issued and Outstanding at March 31, 2009 and December 31, 2008 (Aggregate Liquidation Preference $60,000)	24	24
Common Shares - Class A, $.01 Par Value, 80,000,000 Shares Authorized, 48,292,360 and 48,276,222 Shares Issued and Outstanding at March 31, 2009 and December 31, 2008, respectively	483	483
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(58)	(109)
Additional Paid-in Capital	464,394	463,772
Distributions in Excess of Net Income	(132,729)	(114,207)
Total Shareholders' Equity	332,114	349,963

Noncontrolling Interests:
Noncontrolling Interests - Common Units	32,620	34,781
Noncontrolling Interests - Consolidated Joint Ventures	1,379	1,854
Total Noncontrolling Interests	33,999	36,635

Total Equity	366,113	386,598

Total Liabilities and Equity	$1,171,636	$1,178,405

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenues:
Hotel Operating Revenues	$45,069	$51,919
Interest Income from Development Loans	2,397	2,020
Land Lease Revenue	1,321	1,334
Other Revenue	216	252
Total Revenues	49,003	55,525

Operating Expenses:
Hotel Operating Expenses	30,538	32,432
Hotel Ground Rent	292	226
Land Lease Expense	724	749
Real Estate and Personal Property Taxes and Property Insurance	3,348	3,162
General and Administrative	1,901	1,875
Acquisition and Terminated Transaction Costs	7	-
Depreciation and Amortization	10,938	9,466
Total Operating Expenses	47,748	47,910

Operating Income	1,255	7,615

Interest Income	60	82
Interest Expense	10,619	10,707
Other Expense	50	28
Loss before loss from Unconsolidated Joint Venture Investments and Discontinued Operations	(9,354)	(3,038)

Loss from Unconsolidated Joint Venture Investments	(1,329)	(738)

Loss from Continuing Operations	(10,683)	(3,776)

Discontinued Operations
Loss from Discontinued Operations	-	(109)

Net Loss	(10,683)	(3,885)
Loss Allocated to Noncontrolling Interests	2,053	1,006
Preferred Distributions	(1,200)	(1,200)

Net Loss applicable to Common Shareholders	$(9,830)	$(4,079)

Basic earnings per share
Loss from continuing operations applicable to common shareholders	$(0.21)	$(0.10)
Loss from Discontinued Operations	0.00	0.00

Net loss applicable to common shareholders	$(0.21)	$(0.10)

Diluted earnings per share
Loss from continuing operations applicable to common shareholders	$(0.21)	$(0.10)
Loss from Discontinued Operations	0.00	0.00

Net loss applicable to common shareholders	$(0.21)	$(0.10)

Weighted Average Common Shares Outstanding
Basic	47,786,503	40,891,140
Diluted	47,786,503	40,891,140

AFFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (AFFO)
 (in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008

Net loss applicable to common shares	$(9,830)	$(4,079)
Loss allocated to noncontrolling interest	(2,053)	(1,006)
Loss from unconsolidated joint ventures	1,329	738
Depreciation and amortization	10,938	9,466
Depreciation and amortization from discontinued operations	-	156
FFO allocated to noncontrolling interests in consolidated joint ventures	212	240
Funds from consolidated hotel operations applicable to common shares and Partnership units	596	5,515

Loss from unconsolidated joint venture investments	(1,329)	(738)
Add:
Depreciation and amortization of purchase price in excess of historical cost	521	523
Interest in depreciation and amortization of unconsolidated joint ventures	541	1,452
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(267)	1,237

Funds from Operations applicable to common shares and Partnership units	329	6,752

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	(212)	(240)
Acquisition and terminated transaction costs	7	-
Amortization of deferred financing costs	537	432
Amortization of discounts and premiums	3	(139)
Non cash stock compensation expense	422	314
Straight-line amortization of ground lease expense	69	75

Adjusted Funds from Operations	$1,155	$7,194

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.02	$0.15

Diluted Weighted Average Common Shares and Units Outstanding	56,532,803	48,069,939

EBITDA and GAAP Reconciliation

Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) and Adjusted EBITDA are non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not reconcilable to any comparable GAAP measure for the Company.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
 (in thousands)

	Three Months Ended
	March 31, 2009	March 31, 2008

Net loss applicable to common shares	$(9,830)	$(4,079)
Less:
Loss from unconsolidated joint ventures	1,329	738
Interest income	(60)	(82)
Add:
Loss allocated to noncontrolling interest	(2,053)	(1,006)
Distributions to Series A Preferred Shareholders	1,200	1,200
Interest expense from continuing operations	10,619	10,707
Interest expense from discontinued operations	-	70
Depreciation and amortization from continuing operations	10,938	9,466
Depreciation and amortization from discontinued operations	-	156
Non-cash stock compensation expense	422	314
Straight-line amortization of ground lease expense	69	75

Adjusted EBITDA from consolidated hotel operations	12,634	17,559

(Loss) income from unconsolidated joint venture investments	(1,329)	(738)
Add:
Depreciation and amortization of purchase price in excess of historical cost	521	523
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,914	4,775

Adjusted EBITDA from unconsolidated joint venture operations	2,106	4,560

Adjusted EBITDA	$14,740	$22,119

HERSHA HOSPITALITY TRUST
Unconsolidated Joint Venture EBITDA
(in thousands)

		Hilton Garden	Homewood		Holiday Inn		Holiday Inn
	Courtyard	Inn	Suites	Courtyard	Express	Mystic	Express
	Ewing	Glastonbury	Glastonbury	South Boston	South Boston	Partners	Chelsea	TOTAL
Hersha Ownership	50.0%	48.0%	48.0%	50.0%	50.0%	(66.7%,15%, 8.8%)	50.0%
Hersha Participating Preferred %	11.0%	11.0%	10.0%	N/A	N/A	8.5%	N/A

THREE MONTHS ENDED MARCH 31, 2009
Joint Venture Net Income (Loss)	$(148)	$(165)	$(213)	$(432)	$(266)	$(4,037)	$(598)	$(5,859)

Hotel Cash Available for Distribution
Hotel EBITDA	$243	$257	$212	$(31)	$(93)	$792	$680	$2,060
Debt Service	(210)	(258)	(325)	(273)	(153)	(2,661)	(1,269)	(5,149)
CapEx Reserve & Other	(35)	(41)	(28)	(19)	(20)	(579)	(84)	(806)
Cash Available for Distribution	$(2)	$(42)	$(141)	$(323)	$(266)	$(2,448)	$(673)	$(3,895)

EBITDA
Hersha Income (Loss) from Unconsolidated JV	$(74)	$(81)	$-	$(232)	$(162)	$(409)	$(371)	$(1,329)
Addback:
Step up and Outside Basis Amortization	-	2	-	16	29	402	72	521
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint venture	196	202	212	200	87	1,378	639	2,914

Hersha EBITDA from Unconsolidated JV	$122	$123	$212	$(16)	$(46)	$1,371	$340	$2,106

Supplemental Schedules

The company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.  These can found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s Web site, www.hersha.com.